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                    Articles of Incorporation

FILED # C17385-99              Of

   JUL 14 1999    Sedona Software Solutions, Inc.
 IN THE OFFICE OF
   DEAN HELLER
DEAN HELLER SECRETARY OF STATE

                           Article I

The name of the corporation is: Sedona Software Solutions, Inc.

                           Article II

The Resident Agent of the corporation is Val-U-Corp Services, Inc. The address of the Resident Agent where process may be served is:

                  1802 N. Carson St., Suite 212
                    Carson City, Nevada 89701

                           Article III

The number of shares the corporation is authorized to issue is 70,000,000 common shares with a par value of one tenth of a cent ($.001) and 5,000,000 preferred shares with a par value of one tenth of a cent ($.001).

                           Article IV

The governing board of the corporation shall be styled as Directors. The First Board of Directors shall consist of one (1) member whose name and address is listed as follows:

                      Daniel A. Kramer
                      1802 N. Carson St., Suite 212
                      Carson City, Nevada 89701

                           Article V

The purpose of the corporation shall be general business and any legal activity.

                           Article VI

The Incorporator's name and address is listed as follows:

                      Daniel A. Kramer
                      1802 N. Carson St., Suite 212
                      Carson City, Nevada 89701

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I, the undersigned, being the Incorporators hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this July 14, 1999.

                                /s/ Daniel A. Kramer

                                Daniel A. Kramer
                                Incorporator


I, Val-U-Corp Services, Inc., hereby accept appointment as Resident Agent for the previously named corporation this July 14, 1999.

                                 /s/ Daniel A. Kramer

                                 Daniel A. Kramer
                                 President